Exhibit 99.2

TRANSFER AGREEMENT

This Transfer Agreement (the “Agreement”) is made by and among             (“Investor”), on the one hand, and Rexford Industrial Realty, Inc. (“Rexford”), on the other hand, and shall be effective as of the date set forth on the signature page.

WHEREAS, Investor was an investor in one or more of Rexford Industrial Fund I, LLC, Rexford Industrial Fund II, LLC, Rexford Industrial Fund III, LLC, Rexford Industrial Fund IV, LLC, Rexford Industrial Fund V, LP, and Rexford Industrial Fund V REIT, LLC and/or certain other entities which transferred property interests to Rexford in the formation transactions (collectively, the “Rexford Entities”) during the period of time at or preceding the closing of Rexford’s initial public offering of common stock on July 24, 2013, and Investor and Rexford desire to memorialize this agreement with respect to that investment.

NOW, THEREFORE, for good and sufficient consideration, the receipt and adequacy of which are mutually acknowledged, and intending to be legally bound, Investor and Rexford agree as follows:

1.	Rexford shall or shall cause the transfer to Investor of [(i)][ ] units of limited partnership in Rexford Industrial Realty, L.P., together with any distributions paid thereon since July 24, 2013][and (ii) [ ] shares of Rexford common stock together with any dividends paid thereon since July 24, 2013][OR FOR UNACCREDITED INVESTORS: $[ ] by check] ([collectively,] the “Consideration”), within ten (10) business days after either (a) the execution of a settlement agreement substantially similar to this Agreement by persons and/or entities who hold two-thirds (66.7%) of the capital commitments in each of the Rexford Entities during the period of time at or preceding July 24, 2013, or (b) the adoption by the board of directors of Rexford (the “Board”) of a resolution reducing the two-thirds condition in paragraph 1(a) for one or more of the Rexford Entities. In the event that neither of the condition in paragraphs 1(a) nor the revised condition adopted by the Board as provided in paragraph 1(b) is satisfied prior to October 30, 2013, which deadline the Board may by resolution extend on one or more occasions up to November 30, 2013 (the period from the Agreement Date to such date, the “Conditional Termination Period”), this Agreement shall be null and void, and Rexford will have no obligation to transfer the Consideration to Investor and Investor will not be bound by the release and other provisions of this Agreement. For the avoidance of doubt, the parties agree that this Agreement is valid, binding, and enforceable through the Conditional Termination Period, and will continue to be valid, binding, and enforceable thereafter if either of the conditions in paragraphs 1(a) and 1(b) has been satisfied during the Conditional Termination Period.

2.	Subject to satisfaction of conditions in paragraph 1, the Investor Releasing Parties hereby release and forever discharge the Rexford Released Parties from the Investor Released Claims. The Investor Releasing Parties hereby agree that they shall not, hereafter, lay claim, sue, or seek to establish liability against any Rexford Released Parties, in whole or in part, upon any of the Investor Released Claims. In addition, subject to satisfaction of conditions in paragraph 1, the Rexford Releasing Parties hereby release and forever discharge the Investor Releasing Parties from the Rexford Released Claims. The Rexford Releasing Parties hereby agree that they shall not, hereafter, lay claim, sue, or seek to establish liability against any Investor Releasing Parties, in whole or in part, upon any of the Rexford Released Claims.

3.

With respect to each Rexford Entity in which Investor owned a direct or indirect interest, Investor expressly gives all consents (and any consents necessary to authorize the proper parties in interest to give all consents) and waivers that Investor is entitled to give that are necessary or desirable to effectuate the matters contemplated by this Agreement. In addition, Investor agrees that this Agreement shall be deemed to be an amendment (and a consent to an amendment and/or a consent necessary to authorize a proper party in interest to give consent to an amendment) to the organizational documents of the applicable Rexford Entities in which Investor owns or owned a direct or indirect interest to the extent the terms in or matters contemplated by this Agreement conflict with or otherwise are not expressly contemplated by the terms in the organizational documents of such Rexford Entities, including without limitation, terms with respect to allocations, distributions and the like; provided, for the sake of clarity, that in no event shall this Agreement or any similar agreement signed by other investors provide any person or entity with an interest in any Rexford Entity with a right to receive any consideration unless such person or entity has signed its own Transfer Agreement.

4.	In addition to the provisions of paragraph 2, subject to satisfaction of conditions in paragraph 1, the Investor Releasing Parties, with respect to the Investor Released Claims, and the Rexford Releasing Parties, with respect to the Rexford Released Claims, expressly waive and release any and all provisions, rights, and benefits conferred by Section 1542 of the California Civil Code, which reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

With full awareness and understanding of the above provisions, the Investor Releasing Parties and the Rexford Releasing Parties hereby waive any rights they may have under Section 1542, as well as under any other statutes or common law principles of similar effect.

5.	Investor warrants that it has not assigned or transferred to any person or entity any right to recovery for any claim or potential claim that otherwise would be released under this Agreement.

6.	This Agreement shall not be construed as or deemed to be evidence of any admission of liability or wrongdoing on the part of Rexford or any admission on the part of Investor of any lack of merit to its potential claims against Rexford, and shall not be offered or accepted as evidence of such in any litigation, arbitration, or other proceeding between or among Investor and Rexford or in any other litigation, arbitration or proceeding; provided, however, that nothing contained herein shall preclude use of this Agreement in any proceeding to enforce this Agreement.

7.	This Agreement shall be effective against and binding upon, and inure to the benefit of, the Releasing Parties and the Released Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the Releasing Parties and the Released Parties, any legal or equitable right, remedy, or claim under or in respect of this Agreement and any conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Releasing Parties and the Released Parties, and for the benefit of no other person or persons.

8.	This Agreement may not be modified in any respect except in writing executed by duly authorized representatives of all the parties hereto or by counsel on their behalf.

9.	All terms of this Agreement, and any non-contractual obligations arising out of or in relation to it, shall be governed by and interpreted according to the substantive laws of the state of California without regard to its choice of law and conflict of laws principles.

10.	Investor and Rexford hereby irrevocably submit to the jurisdiction of the Superior Court of California, County of Los Angeles, for any suit, action, proceeding or dispute arising out of or relating to this Agreement or the applicability of this Agreement.

11.	If any provision(s) of this Agreement are held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of its remaining provisions shall in no way be impaired thereby, and such remaining provisions shall continue to be valid, binding, and enforceable.

12.	The parties acknowledge that each party has had the opportunity to review this Agreement with the advice of counsel and their tax advisor. The parties state that they have carefully read this Agreement, noted its contents, and signed the Agreement as their free and voluntary act. None of the parties shall be considered the drafter of this Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter thereof.

13.	This Agreement, together with that certain Non-Disclosure Agreement by and between the parties to this Agreement, constitute the entire agreement and understanding among Investor and Rexford pertaining to the settlement of the claims settled herein and supersedes any and all other communications, negotiations, and agreements among them pertaining to the subject matter hereof. Each of the parties acknowledges that, in entering into this Agreement, it has not relied on any oral or written representation or warranty, or any legal or tax advice, or any pre-contractual promise or assurance, including those made by Rexford or its advisors or any reference to any named investor in the letter accompanying this Agreement or any related communication, and waives all rights and remedies that might otherwise be available to it in respect of any such other oral or written representation or warranty, or pre-contractual promise or assurance.

14.	The parties to this Agreement agree that its terms and conditions are confidential, and further agree not to disclose the terms and conditions of this Agreement, unless (i) directed to do so by subpoena or court order or as otherwise required by law; (ii) all of the signatories to this Agreement agree to permit such disclosure; or (iii) otherwise as permitted by the Non-Disclosure Agreement.

15.	Each of the parties hereto acknowledges, having regard to the nature of this settlement, that damages may not be an adequate remedy for any breach of this Agreement and that the remedies of injunction, specific performance, and other equitable relief for any threatened or actual breach of this Agreement shall be available to enforce any obligation herein (in addition to any award of damages that may be made by a court or other judicial authority).

16.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

17.	This Agreement shall become binding as of the date first written below upon its execution by both Investor and Rexford (the “Agreement Date”).

18.	Each of Investor and Rexford agrees to treat the transfer of all Consideration (other than any distributions or dividends paid thereon) pursuant to this Agreement, including for income tax purposes (absent a final determination by a taxing authority to the contrary), as an adjustment to the consideration received by Investor effective as of the closing of the roll-up in respect of Investor’s interests in the applicable Rexford Entities. Each of Investor and Rexford agrees to treat the transfer of all distributions or dividends paid on the Consideration pursuant to this Agreement, including for income tax purposes (absent a final determination by a taxing authority to the contrary), as received by Investor at the time such dividends or distributions were paid (including to any escrow holder) by Rexford or its operating partnership, as applicable.

19.	Any decision to waive or reduce the thresholds in any of the conditions in paragraph 1(a), or to extend the Conditional Termination Period in accordance with paragraph 1, will be determined by the board of directors of Rexford in its sole and absolute discretion. For purposes of determining the Consideration under this Agreement, shares of Rexford common stock and units of limited partnership in Rexford Industrial Realty, L.P. will be valued at the initial public offering price per share of $14.00.

20.	The following definitions shall apply to this Agreement (i) “Investor Releasing Parties” shall mean Investor and its past and present parents, subsidiaries, divisions, affiliates, stockholders, officers, directors, employees, agents and any of their legal representatives (and the predecessors, heirs, executors, administrators, successors, assigns, and legal representatives of each of the foregoing); (ii) “Rexford Released Parties” shall mean Rexford, the Rexford Entities, Rexford Industrial, LLC, Rexford Sponsor V LLC, Rexford Fund V Manager LLC, the Named Rexford Investors, and each of its and/or their past and present parents, subsidiaries, divisions, affiliates, managers, members, general partners, limited partners, stockholders, officers, directors, employees, agents and the legal, accounting, financial, underwriting and other representatives and advisors of all of the foregoing (and the predecessors, heirs, executors, administrators, successors and assigns, and legal representatives of each of the foregoing); (iii) “Rexford Releasing Parties” shall mean Rexford and each of its subsidiaries and predecessors, and each of Howard Schwimmer, Michael S. Frankel and Richard Ziman individually and on behalf of each of their respective affiliates; (iv) “Rexford Released Claims” shall mean any and all claims, causes of action, damages, and liabilities of any nature whatsoever arising on or prior to the Agreement Date of this Agreement regarding Investor’s investment in the Rexford Entities, whether known or unknown, suspected or unsuspected, in law or equity, that the Rexford Releasing Parties, in any capacity ever had, now have, or hereafter can, shall, or may have, in any jurisdiction or country, under, related to, or based directly or indirectly on any international, national, federal, state or local law or regulation or common law, whether secured, proprietary, priority, by way of contribution or subrogation or joint and several liability, or otherwise; (v) “Investor Released Claims” shall mean any and all claims, causes of action, damages, and liabilities of any nature whatsoever arising on or prior to the Agreement Date of this Agreement regarding Investor’s investment in the Rexford Entities, whether known or unknown, suspected or unsuspected, in law or equity, that the Releasing Parties, whether or not they make a claim upon the Consideration, in any capacity ever had, now have, or hereafter can, shall, or may have, in any jurisdiction or country, under, related to, or based directly or indirectly on any international, national, federal, state or local law or regulation or common law, whether secured, proprietary, priority, by way of contribution or subrogation or joint and several liability, or otherwise; and (vi) “Named Rexford Investors “ shall mean those investors listed in the letter distributed to Investor on or around October 9, 2013.

[Signature Page Follows]

IN WITNESS WHEREOF, the signatories have read and understood this Agreement, have executed it, represent that the undersigned are authorized to execute this Agreement on behalf of the represented parties, have agreed to be bound by its terms, and have entered into this Agreement as of             , 2013.

Investor	Rexford Industrial Realty, Inc.

By:	By:

Name:	Name:

Title:	Title:

Conditional Opt-Out (check the box if you wish to make the election described below):

Notwithstanding the foregoing, if the Board lowers the threshold in paragraph 1(a) pursuant to the exercise of its discretion to do so in paragraph 1(b) such that this Agreement would be effective with participation by investors representing less than 50.1% of the aggregated capital commitments in all Rexford Entities, then:

☐	I elect to participate only if investors representing at least 50.1% of the aggregated capital commitments in all Rexford Entities participates. I acknowledge that, by making this election, I will receive no Consideration unless investors with such percentage of capital commitments elect to participate.

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